UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

LVB ACQUISITION, INC.

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The following description relates primarily to Biomet, Inc., an Indiana corporation, and its subsidiaries (individually and collectively referred to as “Biomet”, the “Company”, “we”, “us”, or “our”). Biomet is a wholly owned subsidiary of LVB Acquisition, Inc., a Delaware corporation (“LVB”). LVB has no other operations beyond its ownership of Biomet.

On April 2, 2012, the Company entered into a binding offer letter (the “Offer Letter”) with DePuy Orthopaedics, Inc., an Indiana corporation (“DePuy”). In the Offer Letter, the Company made an irrevocable offer (the “Offer”) to purchase certain assets pertaining to DePuy’s trauma business, which involves researching, developing, manufacturing, marketing, distributing and selling products to treat certain bone fractures or deformities in the human body, including certain intellectual property assets, and to assume certain liabilities, for approximately $280 million in cash.

The Offer is made on the terms and subject to the conditions of an asset purchase agreement dated as of April 2, 2012 (the “Asset Purchase Agreement”) attached to the Offer Letter and executed by the Company in connection with its making of the Offer. The Offer Letter was submitted in order to permit DePuy to comply with its consultation obligations with certain works councils prior to entering into the mutually negotiated asset purchase agreement attached to the Offer Letter.

The Offer is subject to exclusivity protection. It expires on June 1, 2012 but can be extended under certain circumstances. The transaction is also subject to receipt of regulatory approvals and additional closing conditions. Under the Asset Purchase Agreement, the Company and DePuy will also agree to indemnify one another against certain damages, with certain exceptions and limitations.

The foregoing description of the Offer Letter is qualified entirely by reference to the Offer Letter, which is filed as Exhibit 10.1 and is incorporated herein by reference. The forgoing description of the Asset Purchase Agreement is qualified entirely by reference to the Asset Purchase Agreement, which is filed as Exhibit 10.2 and is incorporated herein by reference.

The Offer Letter and the Asset Purchase Agreement (collectively, the “Agreements”) have been attached as exhibits to provide investors with information regarding their respective terms. The Agreements are not intended to provide any other factual information about Biomet or DePuy or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreements were made solely for the purposes of the Agreements and the benefit of the parties to the Agreements, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Agreements. In addition, the representations and warranties contained in the Agreements (i) are qualified by information in a confidential disclosure letter that the parties have exchanged, (ii) were made only as of the dates specified in the Agreements or the confidential disclosure letter, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in Biomet’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Biomet or any of its subsidiaries or affiliates.

Item 8.01	Other Events.

On April 3, 2012, the Company issued a press release announcing that it had submitted the Offer Letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Binding Offer Letter, dated April 2, 2012, between Biomet, Inc. and DePuy Orthopaedics, Inc.

10.2	Asset Purchase Agreement, dated as of April 2, 2012, attached to the Binding Offer Letter and executed by Biomet, Inc.

99.1	Press Release, dated April 3, 2012, issued by Biomet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012

LVB ACQUISITION, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and
Chief Financial Officer

BIOMET, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Binding Offer Letter, dated April 2, 2012, between Biomet, Inc. and DePuy Orthopaedics, Inc.

10.2	Asset Purchase Agreement, dated as of April 2, 2012, attached to the Binding Offer Letter and executed by Biomet, Inc.

99.1	Press Release, dated April 3, 2012, issued by Biomet, Inc.

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